UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    March 18, 2009

Baldor Electric Company

Exact name of registrant as specified in its charter

Missouri	01-07284	43-0168840
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No

5711 R. S. Boreham, Jr., St Fort Smith, Arkansas		72901
Address of principal executive offices		Zip Code

Registrant’s telephone number, including area code    479-646-4711

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01	Regulation FD Disclosure

The Company held a meeting on March 17, 2009, in New York City, New York to update lenders on 2008 operating results, current market conditions and 2009 operating initiatives being employed. Also during that meeting, the Company launched a credit agreement amendment process seeking revisions in certain financial covenants. Results of the amendment process should be completed in approximately two - three weeks.

As disclosed in the 2008 Form 10-K, the Company was in compliance with all of its debt covenants as of January 3, 2009 and also disclosed that it expects to remain in compliance throughout fiscal year 2009. However, given the uncertainty of the current economic conditions, the Company has decided to seek an amendment as a precautionary measure to maintain sufficient cushion under the debt covenants to ensure compliance during fiscal year 2009 and beyond.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Statements in this Form 8-K that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the likelihood of successfully amending our credit agreement covenants on terms favorable to us. These forward-looking statements are made only as of the date of this Form 8-K and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties, including risks identified from time to time in our most recent Securities and Exchange Commission reports, including our 2008 Annual Report on Form 10-K. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baldor Electric Company
(Registrant)

Date	March 18, 2009	/s/ George E. Moschner
George E. Moschner Chief Financial Officer and Secretary